                                                                    EXHIBIT 99.1

  LA JOLLA PHARMACEUTICAL REACHES AGREEMENT WITH CARDIO-RENAL DIVISION OF FDA
        REGARDING PHASE 4 TRIAL DESIGN UNDER SPECIAL PROTOCOL ASSESSMENT

SAN DIEGO, AUGUST 2, 2004 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that it has reached a written agreement with the Cardio-Renal Division of the United States Food and Drug Administration (FDA) concerning a clinical trial that is designed to fulfill the Company's obligation to conduct a Phase 4 post-marketing clinical trial if its lupus drug candidate, Riquent(R) (abetimus sodium), is approved under the FDA's accelerated approval regulation, also called Subpart H. The trial protocol was evaluated and agreed to under the Special Protocol Assessment (SPA) process. The Company has initiated the study and expects to screen the first patient in August 2004.

The Cardio-Renal Division is currently reviewing the Company's New Drug Application for Riquent and the Company expects to learn of a decision concerning its application on or about October 16, 2004. Although the Company has reached an agreement concerning the Phase 4 trial design and has initiated the trial, there can be no guarantee that the FDA will approve Riquent, under Subpart H or otherwise.

"We are pleased to have an agreement on the design of this trial. We have chosen to begin the trial now to demonstrate our commitment to the study and to speed its conduct. We believe our last two studies generated important information that demonstrates the need to reduce antibodies to double-stranded DNA in patients with lupus renal disease. We look forward to continuing to develop a drug that is specifically designed to treat lupus and to working with physicians and patients to increase our knowledge about this disease and Riquent," said Steve Engle, Chairman and CEO of La Jolla Pharmaceutical Company.

CLINICAL TRIAL DESIGN

The Phase 4 trial is a randomized double-blind placebo-controlled international study of lupus patients with a history of renal disease. The design of the study builds on previous Riquent clinical studies with several enhancements, including twice as many patients receiving Riquent compared with placebo, increased patient enrollment of approximately 500 to 600 patients, more control of immunosuppressive drugs at baseline, higher doses of Riquent in some treatment groups, and a 12 month treatment duration for each patient. The primary endpoint for the trial is time to renal flare, a serious increase in inflammation of the kidneys. The trial is expected to take several years to complete.

To be eligible for enrollment in the trial, patients must have antibodies to double-stranded DNA (dsDNA) and a history of renal flare within the last four years, and must not be receiving high doses of immunosuppressive agents. Patients will be randomized to one of four dosing groups: placebo, 100 mg of Riquent per week, 300 mg of Riquent per week, and 100 mg of Riquent per week shifting to 300 mg of Riquent per week at week 12.

"While 100 mg per week of Riquent appears to be sufficient for most patients, we continue to believe that some patients may benefit from higher doses," added Engle. "This study will allow us to assess if higher doses result in further reductions in antibodies to dsDNA and increases in the percentage of patients with sustained reductions in these antibodies. Higher doses may also show an increased impact on clinical endpoints and will provide additional safety data."

SUBPART H AND SPECIAL PROTOCOL ASSESSMENTS

Drugs in development for serious, life-threatening diseases with an unmet medical need such as lupus may be approved under the Subpart H regulation on an accelerated basis if the FDA determines that the effect of the drug on a surrogate endpoint is reasonably likely to predict clinical benefit. Under Subpart H, a post-marketing clinical trial to confirm clinical benefit may be initiated prior to approval, but would not need to be completed until after approval. The SPA process is a formal procedure that results in a binding written agreement between a company and the FDA concerning the design of a clinical trial or other study.

Lupus, systemic lupus erythematosus or SLE, is a chronic, potentially life-threatening autoimmune disease. About 90% of lupus patients are female, and many develop the disease during their childbearing years. Approximately 50% of lupus patients have renal disease, which can lead to irreversible kidney damage, kidney failure and the need for dialysis, and is a leading cause of death in lupus patients. Latinos, African Americans and Asians face an increased risk of serious renal disease associated with lupus. The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R) for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis, miscarriage and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Even though our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States

Food and Drug Administration (the "FDA") for review, and even though we have agreed with the FDA regarding the design of a potential Phase 4 trial and we have initiated the trial, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. Although our NDA for Riquent has been accepted for review by the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass all necessary FDA inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

                                       ###